UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2009

Legacy Reserves LP
(Exact name of registrant as specified in its charter)

Delaware	1-33249	16-1751069
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 W. WALL ST, SUITE 1400 MIDLAND, TX	79701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 689-5200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Legacy Reserves LP announced today that its Conflicts Committee, after careful review of the Proposal Letter from Apollo Management VII, LP ("Apollo Management") received on April 3, 2009 (see Legacy Reserves LP's Current Report of Form 8-K filed on such date) and subsequent negotiations relating to the Proposal Letter, has determined that it is in the best interest of the unitholders of Legacy Reserves LP ("Legacy") to terminate discussions with Apollo Management.

The Conflicts Committee, composed of the independent members of the board of directors of the general partner of Legacy, has fully evaluated and considered in detail the Proposal with the assistance of Tudor, Pickering, Holt & Co., L.L.C., its independent financial advisor, and Richards, Layton & Finger, P.A., its independent legal advisor. The Conflicts Committee also engaged in negotiations with Apollo Management but was unable to reach agreement. Therefore, the Conflicts Committee has determined that it is in the best interest of Legacy's unitholders to terminate further discussions with Apollo Management, and the Conflicts Committee has notified Apollo Management of its decision.

A copy of the press release announcing the Conflicts Committee's decision is being filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

    Exhibit 99.1.       Press release dated June 24, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Legacy Reserves LP By: Legacy Reserves GP, LLC, its general partner

June 24, 2009	/s/ STEVEN H. PRUETT Steven H. Pruett President, Chief Financial Officer and Secretary